                                                                    Exhibit 99.1

                                                              (LIGHTBRIDGE LOGO)

           Lightbridge Announces Third Quarter 2004 Financial Results

   REVENUE EXCEEDS GUIDANCE FOR THE THIRD QUARTER AUTHORIZE.NET ACHIEVES RECORD REVENUES OF $8.8M, UP 26% OVER PRIOR YEAR

   BURLINGTON, MA - OCTOBER 27, 2004 - Lightbridge, Inc. (NASDAQ: LTBG), a leading analytics, decisioning and e-commerce company, today reported financial results for the third quarter 2004. Lightbridge total revenues increased 16% in the third quarter 2004 to $34.3 million versus $29.6 million in the third quarter 2003 due to the inclusion of Authorize.Net in this quarter's results. Authorize.Net revenues increased 26% for the third quarter 2004 to a record $8.8 million compared to $7.0 million during the third quarter of 2003, as reported by InfoSpace, Inc., its former owner.

   Including restructuring costs, the Company reported a net loss of $4.3 million, or ($0.16) per diluted share during the third quarter 2004, versus a net loss of $1.9 million, or ($0.07) per diluted share, for the comparable period in 2003.

   Included in the third quarter 2004 results are a restructuring cost of $2.1 million and executive severance expenses of approximately $1.0 million partially offset by a net benefit of $1.7 million related to the settlement of claims involving the Worldcom, Inc. bankruptcy. In the comparable quarter in 2003, the Company incurred a restructuring charge of $3.4 million.

   For the nine months ended September 30, 2004, the Company reported revenues of $100.6 million, up 13% compared to $89.3 million in the first nine months of 2003 due to the inclusion of Authorize.Net in the second and third quarter 2004 results. Including restructuring costs, the Company reported a net loss of $4.5 million, or ($0.17) per diluted share in the first nine months of 2004 versus a net loss of $2.3 million, or ($0.09) per diluted share in the same period last year.

   Bob Donahue, interim President and Chief Executive Officer of Lightbridge stated, "We are very pleased with our overall revenue performance, especially with the Authorize.Net business and its 8.6% growth over the prior quarter. We were also pleased to have achieved our earnings per share guidance at the high end of the range. We will continue to examine all aspects of our business with the objective of focusing our efforts on those opportunities that offer the best growth and return potential."

   SELECT HIGHLIGHTS -- THIRD QUARTER 2004

   Restructuring - Lightbridge reduced its workforce by about 65 positions, and made decisions to cut overhead spending. Excluding the Company's call center workforce, this restructuring represents a 12 percent employee reduction. These combined actions are expected to produce approximately $8.0 million in annual pre-tax savings or $2.0 million per quarter beginning in the fourth quarter of 2004

   Authorize.Net Merchant Base reached 108,000 -- the Company added 5,500 net new merchant accounts to its Authorize.Net payment gateway platform during the third quarter of 2004

   Sale of Fraud Centurion -- the Company signed an agreement to sell its Fraud Centurion software and assets to Subex Systems Ltd. in August 2004. The sale closed in October, resulting in proceeds to the Company of approximately $2.2 million in cash

   CASH AND SHORT-TERM INVESTMENTS -- on September 30, 2004, the Company had $49.5 million in cash and short-term investments, including cash held for and due to merchants of $7.2 million.

   COMPANY PERFORMANCE VERSUS PREVIOUS GUIDANCE - THIRD QUARTER 2004

   Lightbridge's revenue of $34.3 million was above the Company's previously issued guidance of $31.5 to $33.0 million of revenue for the third quarter of 2004. The Company's previous guidance included revenue expectations for Payment Processing (Authorize.Net) of $8.5 to $8.8 million with actual results for this business reported at $8.8 million for the period.

   Lightbridge's loss per share of ($0.16) is in line with its previously issued guidance of a loss per share range of ($0.16) to ($0.20) for the third quarter of 2004.

   COMPANY GUIDANCE - FOURTH QUARTER 2004

   Lightbridge estimates total revenue will be in the range of $32 to $34 million for the fourth quarter 2004 with Authorize.Net expected to contribute in the range of $9.2 to $9.5 million. Earnings per share is expected to be between $0.00 to $0.04 for the fourth quarter of 2004.

   These expected results reflect sequential increases in Payment Processing and Transaction revenues, and are offset by expected declines in the Software and Consulting and Services revenues. GroupTalk, the Company's voice conferencing service, is not expected to generate revenues in the fourth quarter. The Company is also developing plans that are intended to bring its software business to breakeven or better in 2005.

   CONFERENCE CALL INFORMATION

   Lightbridge will conduct a conference call today, Wednesday, October 27, 2004 at 9:00 am (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the "Investor Relations" section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company's website for one week. The call can also be accessed live over the phone by dialing 888-802-8576 or for international callers by dialing 973-935-8515. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 5178816. The replay will be available until November 10, 2004.

   ABOUT LIGHTBRIDGE

   Lightbridge, Inc. (NASDAQ:LTBG) is a leading analytics, decisioning and e-commerce company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, payment authorization, billing, and enhanced voice and data services. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses around the world use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com or call 800-LIGHTBR.

                                      ###

   CONTACTS

   LYNN RICCI              GLEN ZIMMERMAN              BRAD COHEN/RAPHAEL GROSS
   Investor Relations      Media Relations             IR Counsel to Lightbridge
   Lightbridge, Inc.       Lightbridge, Inc.           ICR, Inc.
   781/359-4854            781/359-4705                203/682-8211
   lricci@lightbridge.com  gzimmerman@lightbridge.com  bcohen@icrinc.com

   Note to Editors: LIGHTBRIDGE, the Lightbridge logo, Authorize.Net and Fraud Centurion are registered trademarks and GroupTalk is a trademark of Lightbridge Inc. All other trademarks and registered trademarks are the properties of their respective owners.

   FORWARD-LOOKING STATEMENTS

   Certain statements in this news release that are not historical facts, including, without limitation, those relating to the growth opportunity for the Payment Processing and other business, the Company's focus, objectives, goals, plans and strategies for the future including, without limitation, the objective of focusing on opportunities that offer growth and return potential, the impact of restructurings on the Company's operational results, and the fourth quarter of 2004 financial guidance are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of restructuring and other charges on the Company's business and operations,
   (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net's business and operations including, without limitation, illegal or improper uses of Authorize.Net's payment system, unauthorized intrusions and attacks on Authorize.Net's payment system that may impair the operation of its payment systems, changes or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net's business and dependence on relationships with third party payment processors, (ix) potential state, federal and international regulation of voice conferencing and related compliance and operating costs, regulatory assessments and potential suspensions of service pending compliance with such regulation and (x) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2003 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements.

LIGHTBRIDGE, INC. AND SUBSIDIARIES

Unaudited, Condensed Consolidated Financial Highlights (Quarterly Comparison)


(in thousands, except per share data)


                                             Quarter Ended               Quarter Ended              Quarter Ended
                                          September 30, 2004             June 30, 2004           September 30, 2003
                                          ------------------             -------------           ------------------
                                              (UNAUDITED)                 (UNAUDITED)                (UNAUDITED)
Revenues:
Transaction                                    $  19,446                   $  19,168                  $  20,029
Software licensing                                   819                       2,444                      1,413
Consulting and services                            4,732                       6,406                      7,922
Hardware                                             437                         529                        202
Payment processing                                 8,839                       8,138                         --
                                               ---------                   ---------                  ---------

     Total revenues                            $  34,273                   $  36,685                  $  29,566
                                               =========                   =========                  =========


Net income (loss)                              $  (4,300)                  $     573                  $  (1,893)
                                               =========                   =========                  =========

Diluted weighted average shares                   26,482                      26,678                     26,950
                                               =========                   =========                  =========

Diluted earnings (loss) per share              $   (0.16)                  $    0.02                  $   (0.07)
                                               =========                   =========                  =========


Total cash and short-term investments          $  49,519                   $  48,607                  $ 131,138
                                               =========                   =========                  =========

LIGHTBRIDGE, INC. AND SUBSIDIARIES

Unaudited, Condensed, Consolidated Income Statement (Quarter Ended)

(in thousands, except per share data)


                                                                      %                                 %
                                             Quarter Ended        of Total    Quarter Ended        of Total       $           %
                                           September 30, 2004      Revenue  September 30, 2003      Revenue   Difference  Difference
                                           -------------------------------  --------------------------------  ----------------------
Revenues:
Transaction                                          $ 19,446        56.7%            $ 20,029        67.7%     $   (583)     -2.9%
Software licensing                                        819         2.4%               1,413         4.8%         (594)    -42.1%
Consulting and services                                 4,732        13.8%               7,922        26.8%       (3,190)    -40.3%
Hardware                                                  437         1.3%                 202         0.7%          235     116.3%
Payment processing                                      8,839        25.8%                   -         0.0%        8,839     100.0%

                                           -------------------------------  --------------------------------  ----------------------

     Total revenues                                    34,273       100.0%              29,566       100.0%        4,707      15.9%
                                           -------------------------------  --------------------------------  ----------------------

Cost of revenues:
Transaction                                            11,503        33.6%              11,398        38.6%          105       0.9%
Software licensing                                        169         0.5%                 349         1.2%         (180)    -51.5%
Consulting and services                                 2,677         7.8%               3,544        12.0%         (867)    -24.5%
Hardware                                                  471         1.4%                 123         0.4%          348     282.9%
Payment processing                                      2,639         7.7%                   -         0.0%        2,639     100.0%
                                           -------------------------------  --------------------------------  ----------------------

     Total cost of revenues                            17,459        51.0%              15,414        52.1%        2,045      13.3%
                                           -------------------------------  --------------------------------  ----------------------

Gross margin:
Transaction                                             7,943        23.1%               8,631        29.2%         (688)     -8.0%
Software licensing                                        650         1.9%               1,064         3.6%         (414)    -39.0%
Consulting and services                                 2,055         6.0%               4,378        14.8%       (2,323)    -53.1%
Hardware                                                  (34)       -0.1%                  79         0.3%         (113)   -143.0%
Payment processing                                      6,200        18.1%                   -         0.0%        6,200     100.0%
                                           -------------------------------  --------------------------------  ----------------------

     Total gross margin                                16,814        49.0%              14,152        47.9%        2,662      18.8%
                                           -------------------------------  --------------------------------  ----------------------

Operating expenses:
Engineering and development                             7,681        22.4%               6,878        23.3%          803      11.7%
Sales and marketing                                     6,601        19.3%               3,339        11.3%        3,262      97.7%
General and administrative                              4,402        12.8%               3,240        11.0%        1,162      35.9%
Restructuring                                           2,105         6.1%               3,438        11.6%       (1,333)    -38.8%
                                           -------------------------------  --------------------------------  ----------------------

     Total operating expenses                          20,789        60.6%              16,895        57.1%        3,894      23.0%
                                           -------------------------------  --------------------------------  ----------------------

Loss from operations                                   (3,975)      -11.6%              (2,743)       -9.3%       (1,232)     44.9%
                                           -------------------------------  --------------------------------  ----------------------

Other income, net                                         193         0.6%                 377         1.3%         (184)    -48.8%
                                           -------------------------------  --------------------------------  ----------------------

Loss before income taxes                               (3,782)      -11.0%              (2,366)       -8.0%       (1,416)     59.8%

Provision (benefit) for income taxes                      518         1.5%                (473)       -1.6%          991    -209.6%
                                           -------------------------------  --------------------------------  ----------------------

Net loss                                             $ (4,300)      -12.5%            $ (1,893)       -6.4%     $ (2,407)    127.2%
                                           ===============================  ================================  ======================


Basic and diluted weighted average shares              26,482                           26,912
                                           ===================              ===================

Basic and diluted loss per share                     $  (0.16)                        $  (0.07)
                                           ===================              ===================

LIGHTBRIDGE, INC. AND SUBSIDIARIES

Unaudited, Condensed, Consolidated Income Statement (Nine Months Ended)

(in thousands, except per share data)

                                                                        %                              %
                                                  Nine Months Ended   of Total  Nine Months Ended   of Total       $           %
                                                  September 30, 2004  Revenue   September 30, 2003  Revenue   Difference  Difference
                                                  ----------------------------  ----------------------------  ----------------------
Revenues:
Transaction                                                $ 59,180      58.8%           $ 58,880      65.9%      $ 300        0.5%
Software licensing                                            5,784       5.8%              7,474       8.4%     (1,690)     -22.6%
Consulting and services                                      16,712      16.6%             20,900      23.4%     (4,188)     -20.0%
Hardware                                                      1,931       1.9%              2,034       2.3%       (103)      -5.0%
Payment processing                                           16,976      16.9%                  -       0.0%     16,976      100.0%
                                                  ----------------------------  ----------------------------  ----------------------

     Total revenues                                         100,583     100.0%             89,288     100.0%     11,295       12.6%
                                                  ----------------------------  ----------------------------  ----------------------

Cost of revenues:
Transaction                                                  35,912      35.7%             33,475      37.5%      2,437        7.3%
Software licensing                                              955       0.9%              1,136       1.3%       (181)     -15.9%
Consulting and services                                       7,540       7.5%              9,288      10.4%     (1,748)     -18.8%
Hardware                                                      1,770       1.8%              1,693       1.9%         77        4.5%
Payment processing                                            4,831       4.8%                  -       0.0%      4,831      100.0%
                                                  ----------------------------  ----------------------------  ----------------------

     Total cost of revenues                                  51,008      50.7%             45,592      51.1%      5,416       11.9%
                                                  ----------------------------  ----------------------------  ----------------------

Gross margin:
Transaction                                                  23,268      23.1%             25,405      28.5%     (2,138)      -8.4%
Software licensing                                            4,829       4.8%              6,338       7.1%     (1,509)     -23.8%
Consulting and services                                       9,172       9.1%             11,612      13.0%     (2,441)     -21.0%
Hardware                                                        161       0.2%                341       0.4%       (179)     -52.6%
Payment processing                                           12,145      12.1%                  -       0.0%     12,145      100.0%
                                                  ----------------------------  ----------------------------  ----------------------

     Total gross margin                                      49,575      49.3%             43,696      48.9%      5,878       13.5%
                                                  ----------------------------  ----------------------------  ----------------------

Operating expenses:
Engineering and development                                  21,926      21.8%             21,430      24.0%        496        2.3%
Sales and marketing                                          17,161      17.1%             10,921      12.2%      6,240       57.1%
General and administrative                                   12,196      12.1%             10,510      11.8%      1,686       16.0%
Purchased in-process research and development                   679       0.7%                  -       0.0%        679           -
Restructuring                                                 2,624       2.6%              4,987       5.6%     (2,363)     -47.4%
                                                  ----------------------------  ----------------------------  ----------------------

     Total operating expenses                                54,586      54.3%             47,848      53.6%      6,738       14.1%
                                                  ----------------------------  ----------------------------  ----------------------

Loss from operations                                         (5,011)     -5.0%             (4,152)     -4.7%       (860)      20.7%
                                                  ----------------------------  ----------------------------  ----------------------

Other income, net                                               973       1.0%              1,382       1.5%       (409)     -29.6%
Loss on equity investment                                         -       0.0%               (471)     -0.5%        471     -100.0%
                                                  ----------------------------  ----------------------------  ----------------------

Loss before income taxes                                     (4,038)     -4.0%             (3,241)     -3.6%       (797)      24.6%

Provision (benefit) for income taxes                            430       0.4%               (908)     -1.0%      1,338     -147.4%
                                                  ----------------------------  ----------------------------  ----------------------

Net loss                                                   $ (4,468)     -4.4%           $ (2,333)     -2.6%   $ (2,135)      91.5%
                                                  ============================  ============================  ======================


Basic and diluted weighted average shares                    26,689                        27,046
                                                  ==================            ==================

Basic and diluted loss per share                            $ (0.17)                      $ (0.09)
                                                  ==================            ==================

LIGHTBRIDGE, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)


                                                                  SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                  ------------------    -----------------
                                                                     (UNAUDITED)
                  ASSETS
Current assets:
     Cash and cash equivalents                                       $    41,002            $    69,685
     Short-term investments                                                8,517                 63,803
                                                                     -----------            -----------
             Total cash and short term investments                        49,519                133,488

     Accounts receivable, net                                             19,717                 20,071
     Deferred tax assets                                                   3,388                  3,267
     Other current assets                                                  2,978                  4,158
                                                                     -----------            -----------
          Total current assets                                            75,602                160,984

Property and equipment, net                                               13,943                  9,408
Deferred tax assets                                                        4,025                  4,553
Other assets, net                                                            510                    362
Goodwill                                                                  59,293                  1,664
Intangible assets, net                                                    22,617                    865
Assets held for sale                                                         250                     --
                                                                     -----------            -----------

               Total assets                                          $   176,240            $   177,836
                                                                     ===========            ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities                        $    14,507            $    15,205
     Deferred revenues                                                     3,630                  5,461
     Funds due to merchants                                                7,164                     --
     Reserve for restructuring                                             3,484                  2,634
     Liabilities held for sale                                               407                     --
                                                                     -----------            -----------
          Total current liabilities                                       29,192                 23,300
Long-term liabilities                                                        401                     33
                                                                     -----------            -----------
          Total liabilities                                               29,593                 23,333
                                                                     -----------            -----------

Commitments and contingencies

Stockholders' equity:
          Total stockholders' equity                                     146,647                154,503
                                                                     -----------            -----------

               Total liabilities and stockholders' equity            $   176,240            $   177,836
                                                                     ===========            ===========